Report of Independent
Auditors

Board of Directors
of ACM Government
Income Fund, Inc.

In planning and
performing our audit of
the financial
statements of  ACM
Government Income Fund,
Inc. for the year ended
December 31, 1999, we
considered its internal
control, including
control activities for
safeguarding
securities, to
determine our auditing
procedures for the
purpose of expressing
our opinion on the
financial statements
and to comply with the
requirements of Form N-
SAR, and not to provide
assurance on internal
control.

The management of ACM
Government Income Fund,
Inc.  is responsible
for establishing and
maintaining internal
control.  In fulfilling
this responsibility,
estimates and judgments
by management are
required to assess the
expected benefits and
related costs of
internal control.
Generally, internal
controls that are
relevant to an audit
pertain to the entity's
objective of preparing
financial statements
for external purposes
that are fairly
presented in conformity
with generally accepted
accounting principles.
Those internal controls
include the
safeguarding of assets
against unauthorized
acquisition, use, or
disposition.

Because of inherent
limitations in any
internal control,
misstatements due to
errors or fraud may
occur and not be
detected.  Also,
projections of any
evaluation of internal
control to future
periods are subject to
the risk that internal
control may become
inadequate because of
changes in conditions,
or that the degree of
compliance with the
policies or procedures
may deteriorate.

Our consideration of
internal control would
not necessarily
disclose all matters in
internal control that
might be material
weaknesses under
standards established
by the American
Institute of Certified
Public Accountants. A
material weakness is a
condition in which the
design or operation of
one or more of the
specific internal
control components does
not reduce to a
relatively low level
the risk that errors or
fraud in amounts that
would be material in
relation to the
financial statements
being audited may occur
and not be detected
within a timely period
by employees in the
normal course of
performing their
assigned functions.
However, we noted no
matters involving
internal control,
including control
activities for
safeguarding
securities, and its
operation that we
consider to be material
weaknesses as defined
above as of December
31, 1999.

This report is intended
solely for the
information and use of
the board of directors
and management of ACM
Government Income Fund,
Inc. and the Securities
and Exchange Commission
and is not intended to
be and should not be
used by anyone other
than these specified
parties.





			ERNST
& YOUNG LLP

February 21, 2000